Exhibit 10.1 Execution Copy SECURITIES PURCHASE AGREEMENT This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of February 2, 2025, is made by and among STRATASYS LTD., a company organized under the laws of the State of Israel (the “Company”), and FORTISSIMO CAPITAL FUND VI, L.P.,(the “Purchaser”). RECITALS: A. The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act. B. The Purchaser desires to purchase and the Company desires to sell, upon the terms and conditions stated in this Agreement, Ordinary Shares of the Company, par value NIS 0.01 per share (the “Ordinary Shares”), having an aggregate purchase price of $120,000,000 (the “Aggregate Purchase Price”), as more fully described in this Agreement. C. The capitalized terms used herein and not otherwise defined have the meanings given them in Article 6. AGREEMENT In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows: ARTICLE 1 PURCHASE AND SALE OF SHARES 1.1 Closing. (a) Purchase and Sale of Shares. At the closing of the transaction contemplated by this Agreement (the “Closing”), the Company will sell and issue to the Purchaser, and the Purchaser will purchase from the Company, the number of Ordinary Shares equal to (x) the Aggregate Purchase Price divided by (y) $10.30 (the “Per Share Purchase Price”) (the “Shares”). (b) Payment. At the Closing, the Purchaser will pay to an account designated by the Company, by wire transfer of immediately available funds the Aggregate Purchase Price. The Company will instruct the Transfer Agent to credit the Purchaser the number of Shares purchased by the Purchaser pursuant to Section 1.1 hereof and (ii) on the Closing Date (defined below) deliver written notice from the Company or the Transfer Agent evidencing the issuance to the Purchaser of the Shares on and as of the Closing Date. If the Closing does not occur by May 15, 2025 (the “Outside Date”), either party shall have the right to terminate this Agreement by written notice to the other party. (c) Closing Date. The Closing will take place as soon as reasonably practicable after the date hereof (the date on which the Closing actually occurs, the “Closing Date”) and the Closing will be held remotely via the exchange of documents and signatures, or at such other time and place as agreed upon by the Company and the Purchaser.

2 ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY Except as disclosed in the SEC Documents (as defined below) prior to the date hereof and only as and to the extent disclosed therein, the Company hereby represents and warrants to the Purchaser as of the date of this Agreement that: 2.1 This Agreement. This Agreement and the transactions contemplated hereby have been duly authorized, and this Agreement has been duly executed and delivered by the Company. All corporate approvals on the part of the Company, including, to the extent applicable, under Chapter 5 of Part VI of the Israeli Companies Law, 5759- 1999, as amended, and the regulations promulgated thereunder (the “Companies Law”), for the offer, issuance and sale of the Ordinary Shares and the other transactions contemplated hereby have been obtained. 2.2 Authorization of Shares. The Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and the issuance and sale of the Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase any securities of the Company. 2.3 Private Placement. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Shares under the Securities Act. Assuming the accuracy of the representations and warranties of the Purchaser contained in Article 3 hereof, the offer, sale and issuance of the Shares are exempt from registration under the Securities Act. 2.4 No Integrated Offering. Neither the Company nor its Affiliates nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) and Regulation D for the exemption from registration for the transactions contemplated hereby or would require registration of the Shares under the Securities Act. 2.5 No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D promulgated under the Securities Act) in connection with the offer or sale of any of the Shares. 2.6 No Material Adverse Change. Subsequent to the respective dates as of which information is given in the SEC Documents (i) there has been no Material Adverse Change (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for regular quarterly dividends publicly announced by the Company or dividends paid to the Company or other subsidiaries, by any of its subsidiaries on any class of share capital or repurchase or redemption by the Company or any of its subsidiaries of any class of share capital other than pursuant to the publicly disclosed Company program to repurchase of up to $50 million of its ordinary shares. 2.7 Independent Accountants. Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, which has expressed its opinion with respect to the Company’s audited financial statements for fiscal year 2023 (which term as used in this Agreement includes the related notes thereto) filed with the SEC as a part of the SEC Documents, is (i) an independent registered public accounting firm as required by the Securities

3 Act , the Exchange Act, and the rules of the Public Company Accounting Oversight Board (“PCAOB”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (iii) a registered public accounting firm as defined by the PCAOB whose registration, to the Company’s knowledge, has not been suspended or revoked and who has not requested such registration to be withdrawn. 2.8 SEC Document; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, including Reports on Form 6-K, for the three years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) on a timely basis or has received a valid extension of such time of filing and has filed any SEC Documents prior to the expiration of any such extension. As of their respective dates, or to the extent corrected or modified by a subsequent amendment, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, as applicable, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements filed with the SEC as a part of the SEC Documents present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations, changes in shareholders’ equity and cash flows for the periods specified subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustment. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. 2.9 Company’s Accounting System. The Company and each of its subsidiaries, on a consolidated basis, make and keep accurate books and records and maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. 2.10 Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established. Since the end of fiscal year 2024, there have been no significant deficiencies or material weaknesses in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. 2.11 Incorporation and Good Standing of the Company. The Company has been duly incorporated and is validly existing under the laws of the State of Israel, and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the SEC Documents and to enter into and perform

4 its obligations under this Agreement. The Company is duly qualified in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business except where the failure to be so qualified or in good standing or other equivalent local law status (if any), as applicable, would not result in a Material Adverse Change. As of the date hereof, the Company is not designated as a “breaching company” (within the meaning of the Companies Law) by the Registrar of Companies of the State of Israel, nor has a proceeding been instituted in Israel by the Registrar of Companies of the State of Israel for the dissolution of the Company and there is no basis for such designation. The articles of association and memorandum of association of the Company and other constitutive or organizational documents of the Company comply with the requirements of applicable Israeli law and are in full force and effect. 2.12 Subsidiaries. Each of the Company’s “subsidiaries” (for purposes of this Agreement, meaning a significant subsidiary as defined in Rule 1-02(w) of Regulation S-X under the Securities Act) has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the SEC Documents. Each of the Company’s subsidiaries is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business except where the failure to be so qualified or in good standing, or other equivalent local law status (if any), as applicable, would not result in a Material Adverse Change. All of the issued and outstanding share capital or other equity or ownership interests of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. The constitutive or organizational documents of each of the subsidiaries comply in all material respects with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect. The Company does not own or control, directly or indirectly, any subsidiary other than the subsidiaries listed in Exhibit 8.1 to the Company’s Annual Report on Form 20-F for the fiscal year ended 2023. 2.13 Capitalization and Other Share Capital Matters. All of the issued and outstanding Ordinary Shares have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all Israeli, U.S. federal and state and local securities laws. None of the outstanding Ordinary Shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities or other rights convertible into or exchangeable or exercisable for, any share capital of the Company or any of its subsidiaries other than those described in the SEC Documents. With respect to the options or other equity awards or rights to acquire Ordinary Shares (together, the “Share Options”) granted pursuant to the share-based compensation plans of the Company and its subsidiaries (each, a “Company Plan” and, together, the “Company Plans”), (i) each grant of a Share Option was duly authorized no later than the date on which the grant of such Share Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the Board of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto within a reasonable period of time following such grant, and (iv) each such grant was made in accordance with the terms of the Company Plans and, in material compliance with all other applicable laws and regulatory rules or requirements. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Share Options prior to, or otherwise coordinating the grant of Share Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

5 2.14 Stock Exchange Listing. The Ordinary Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are listed on the Principal Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act or delisting the Ordinary Shares from the Principal Market, nor has the Company received any notification that the SEC or the Principal Market is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of the Principal Market. 2.15 No “Bad Actor” Disqualification. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or to any Company Covered Person (as defined below), except for a Disqualification Event to which Rule 506(d)(2)(ii-iv) or (d)(3) is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1). 2.16 Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of (i) its articles of association, memorandum of association, charter or by-laws, partnership agreement or operating agreement or similar organizational documents, as applicable, or (ii) is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, loan, credit agreement, note, lease, license agreement, contract, franchise or other instrument (including, without limitation, any pledge agreement, security agreement, mortgage or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness, any instrument of approval granted to any of them by the Israel Innovation Authority (formerly the Office of the Chief Scientist) of the Israeli Ministry of Economy and Industry (the “Innovation Authority”)) to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of their respective properties or assets are subject (each, an “Existing Instrument”), except for such Defaults as could not be expected, individually or in the aggregate, to result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement, consummation of the transactions contemplated hereby and the issuance and sale of the Shares (i) will not result in any violation of the provisions of the articles of association, memorandum of association, charter or by-laws, partnership agreement or operating agreement or similar organizational documents, as applicable, of the Company or any subsidiary; (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except as could not be expected, individually or in the aggregate, to result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries, except as could not be expected, individually or in the aggregate, to result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act and such as may be required under applicable Israeli or U.S. state securities or blue sky laws or the Financial Industry Regulatory Authority (“FINRA”) or such filings as have been made by the parties hereto with CFIUS pursuant to the requirements of the DPA, or as are otherwise contemplated by Section 4.9. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries. 2.17 Registration Rights. In connection with the transactions contemplated hereunder, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or

6 to require the Company to include such securities with the Shares to be registered pursuant to a Registration Statement other than rights that have been validly waived. 2.18 No Material Actions or Proceedings. There is no action, suit, proceeding, inquiry or investigation brought by or before any legal or governmental entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which could be expected, individually or in the aggregate, to result in a Material Adverse Change. 2.19 Intellectual Property Rights. Except as would not have a Material Adverse Change on the Company and its subsidiaries, taken as a whole, the Company and its subsidiaries own, or have obtained valid and enforceable licenses for, the inventions, patent applications, patents, trademarks, trade names, service names, copyrights, trade secrets and other intellectual property described in the SEC Documents as being owned or licensed by them or which are necessary for the conduct of their respective businesses as currently conducted or as currently proposed to be conducted (collectively, “Intellectual Property”) and the conduct of their respective businesses does not and will not infringe, misappropriate or otherwise conflict in any material respect with any such rights of others. Except as would not have a Material Adverse Change on the Company and its subsidiaries, taken as a whole, the Intellectual Property of the Company and its subsidiaries has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part, and the Company is unaware of any facts which would form a reasonable basis for any such adjudication. Except as would not have a Material Adverse Change on the Company and its subsidiaries, taken as a whole: (i) there are no third parties who have rights to any Intellectual Property, except for customary reversionary rights of third-party licensors with respect to Intellectual Property that is disclosed in the SEC Documents as licensed to the Company or one or more of its subsidiaries; and (ii) there is no infringement by third parties of any Intellectual Property. Other than as disclosed in the SEC Documents (or as would not be required to be so disclosed), there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the Company’s rights in or to any Intellectual Property and the Company is unaware of any facts which would form reasonable basis for any such action, suit, proceeding or claim; (B) challenging the validity, enforceability or scope of any Intellectual Property and the Company is unaware of any facts which would form reasonable basis for any such action, suit, proceeding or claim; or (C) asserting that the Company or any of its subsidiaries infringes or otherwise violates, or would, upon the commercialization of any product or service described in the SEC Documents as under development, infringe or violate, any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others and the Company is unaware of any facts which would form reasonable basis for any such action, suit, proceeding or claim. The Company and its subsidiaries are in material compliance with the terms of each agreement pursuant to which Intellectual Property is licensed to the Company or any subsidiary, and, to the Company’s knowledge, all such agreements are in full force and effect. During the past three (3) years, the Company and its subsidiaries have taken commercially reasonable steps, in a manner consistent with applicable industry standards, to protect, maintain and safeguard their Intellectual Property. 2.20 All Necessary Permits, etc. The Company and each subsidiary possess such valid and current certificates, authorizations or permits required by Israeli, U.S. federal and state, local or foreign regulatory agencies or bodies to conduct their respective businesses as currently conducted and as described in the SEC Documents, except where the failure so to possess would not, individually or in the aggregate, result in a Material Adverse Change (“Material Permits”). Neither the Company nor any of its subsidiaries is in violation of, or in default under, any of the Material Permits or has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit. All information supplied by the Company to the appropriate authorities with respect to the applications or notifications relating to grants and benefits from the Innovation Authority was true, correct and complete in all material respects when supplied to the appropriate authorities. 2.21 Title to Properties. The Company and its subsidiaries has good and marketable title to all of the real and personal property and other assets reflected as owned in the financial statements referred to in Section 2.8 above

7 (or elsewhere in the SEC Documents), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects (except such as do not materially interfere with the use made or proposed to be made of such property by the Company or any subsidiary). The real property, improvements, equipment and personal property held under lease by the Company or of its subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially affect the value of such property or materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary. 2.22 Tax Law Compliance. The Company and its subsidiaries have filed all necessary Israeli, U.S. federal and state and foreign tax returns or have properly requested extensions thereof except insofar as the failure to file such returns would not result in a Material Adverse Change, and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings or insofar as the failure to pay such taxes would not result in a Material Adverse Change. The Company has no knowledge of any Israeli, U.S. federal and state, foreign or other governmental material tax deficiency, penalty or assessment which has been asserted or threatened against it in writing. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 2.8 above in respect of all Israeli, U.S. federal and state and foreign law, for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined except to the extent of any inadequacy that would not result in a Material Adverse Change. 2.23 Tax Incentives. The Company and each of its subsidiaries is in compliance, in all material respects, with all conditions and requirements stipulated under any applicable law and regulations and by any instruments of approval and tax rulings (the “Rulings”) granted to it with respect to any “Approved Enterprise,” “Benefited Enterprise,” or “Industrial Company” status or any of its facilities as well as with respect to any other tax benefits claimed or received by any of them, including any “Approved Enterprise,” “Preferred Enterprise,” “Preferred Technological Enterprise” or “Special Preferred Technological Enterprise” status or benefits (“Tax Incentive Program”). All information supplied by the Company or any of its subsidiaries with respect to applications or notifications relating to any Tax Incentive Program (including in connection with any Ruling) true, correct and complete in all material respects when supplied to the appropriate authorities. Neither the Company nor any of its subsidiaries has received any written notice of any proceeding or investigation relating to annulment, revocation or modification of any of its current Tax Incentive Programs except as would have been required to have been disclosed in an SEC Document. No event has occurred, and no circumstance or condition exists, that would reasonably be expected to give rise to or serve as the basis for (i) the annulment, revocation, withdrawal, suspension, cancellation, recapture or modification of any Tax Incentive Program benefits, except as would have been required to have been disclosed in an SEC Document, (ii) the imposition of any material limitation on any Tax Incentive Program benefits or (iii) a requirement that the Company return or refund any material benefits provided under any Tax Incentive Program. 2.24 Company Not an “Investment Company.” The Company is not, and will not be, either after receipt of payment for the Shares or after the application of the proceeds therefrom, required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”). 2.25 Insurance. Each of the Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as the Company has deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes and policies covering the Company and its subsidiaries for product liability claims and clinical trial liability claims, except where the failure to be so insured would not reasonably be expected to have a Material Adverse Change on the Company and its subsidiaries, taken as a whole. The Company has no reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and

8 when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that could not be expected to result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied. 2.26 No Price Stabilization or Manipulation; Compliance with Regulation M. Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Ordinary Shares or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Ordinary Shares, whether to facilitate the sale or resale of the Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M. In addition, the Company has not engaged in any form of solicitation, advertising or any other action constituting an offer or sale under the Israeli Securities Law, 5728-1968, as amended, and the regulations promulgated thereunder (the “Israeli Securities Law”), in connection with the transactions contemplated hereby which would require the Company to publish a prospectus in the State of Israel under the laws of the State of Israel. 2.27 Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the SEC Documents which have not been described as required. 2.28 Compliance with Environmental Laws. Except as would have been required to have been disclosed in an SEC Document,1 (i) the Company and its subsidiaries are in compliance with any and all applicable Israeli, U.S. federal and state local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all Material Permits, required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries; (iv) there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); and (v) no Hazardous Materials have been released by the Company or any of its subsidiaries or in the conduct of the Company’s or its subsidiaries’ business, or have otherwise come to be located at or under the any property currently or formerly owned or operated in the conduct of the Company’s or its subsidiaries’ business, in each case in violation of any applicable Environmental Laws and in a quantity or manner that has resulted or would reasonably be expected to result in any material obligation or material liability under Environmental Laws. 2.29 ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations

9 described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. 2.30 Employee Obligations. The Company and its subsidiaries are in compliance with all applicable Israeli, U.S. federal and state, local and foreign laws, rules and regulations regarding employment, except for any failures to comply that are not reasonably likely, individually or in the aggregate, to result in a Material Adverse Change. There is no labor dispute, strike or work stoppage against the Company or its subsidiaries pending or, to the knowledge of the Company, threatened which may interfere with the business activities of the Company, except where such dispute, strike or work stoppage is not reasonably likely, individually or in the aggregate, to result in a Material Adverse Change. 2.31 Brokers. The Company is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company for a brokerage commission, finder’s fee or like payment in connection with any transaction contemplated by this Agreement. 2.32 Compliance with Laws. The Company and its subsidiaries have been and are in compliance with all applicable laws, rules and regulations except for any failures to comply that are not reasonably likely, individually or in the aggregate, to result in a Material Adverse Change. The Company is in compliance in all material respects with the Companies Law and the Israeli Securities Law. 2.33 Anti-Corruption and Anti-Bribery Laws. Neither the Company nor any of its subsidiaries nor any director, officer, or employee of the Company or any of its subsidiaries, nor to the knowledge of the Company, any agent, Affiliate or other person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made or taken any act in furtherance of an offer, promise, or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or public international organization, or any political party, party official, or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act 2010, Sections 291 and 291A of the Israel Penal Law, 5737-1977, and the rules and regulations thereunder, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, authorized, requested, or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Company and its subsidiaries and, to the knowledge of the Company, the Company’s Affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. 2.34 Money Laundering Laws. The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, the Israeli Prohibition on Money Laundering Law, 5760-2000, Israeli Prohibition on Money Laundering Order, 5761-2001, and the Israeli Counter- Terrorism Law, 5776-2016, all as amended and the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened. 2.35 Sanctions. Neither the Company nor any of its subsidiaries, nor to the knowledge of the Company, any of its directors, officers, or employees, any agent, Affiliate or other person acting on behalf of the Company or any of

10 its subsidiaries is currently the subject or the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, and the Israeli Ministry of Finance, or other relevant sanctions authority (collectively, “Sanctions”); nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, the so-called Donetsk People’s Republic or the so-called Luhansk People’s Republic, Cuba, Iran, North Korea, and Syria or an “Enemy State” pursuant to the Israeli Trade with the Enemy Ordinance, 1939; and the Company will not directly or indirectly use the proceeds the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that at the time of such financing, is the subject or the target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of applicable Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country. 2.36 Sarbanes-Oxley. The Company is in compliance, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder, and there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such to comply with such applicable provisions including, but not limited to, Section 402 related to loans and Sections 302 and 906 related to certifications. 2.37 Cybersecurity. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR; and (iv) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification. 2.38 Compliance with Data Privacy Laws. The Company and its subsidiaries are, and, to the knowledge of the Company, since January 1, 2022 were, in material compliance with all applicable Israeli, U.S. federal and state and foreign data privacy and security laws and regulations, including without limitation the Israeli Protection of Privacy Law, 5741-1981, the Israeli Privacy Protection Regulations (Data Security), 5777-2017, the California Consumer Privacy Act and the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (and all other applicable laws and regulations governing the data privacy and security of personal information or personal data)

11 (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its subsidiaries have at all times since January 1, 2022 made all material disclosures required by applicable laws and regulatory rules and requirements and provided accurate notice of their Policies then in effect to its customers, employees, third party vendors and representatives. None of such disclosures required by applicable laws and regulatory rules and made or contained in any Policies have been inaccurate, misleading, incomplete, or in l violation of any Privacy Laws in any material respect. 2.39 Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the SEC Documents (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. Any certificate signed by an authorized officer or representative of the Company and required to be delivered to the Purchaser or to counsel for the Purchaser in connection with this Agreement shall be deemed to be a representation and warranty by the Company to the Purchaser as to the matters set forth therein. ARTICLE 3 PURCHASER’S REPRESENTATIONS AND WARRANTIES The Purchaser represents and warrants to the Company that as of the date of this Agreement: 3.1 Investment Purpose. The Purchaser is purchasing the Shares for its own account and not with a present view toward the public sale or distribution thereof and has no intention of selling or distributing any of such Shares or any arrangement or understanding with any other Persons regarding the sale or distribution of such Shares except in accordance with the provisions of the Shareholder Agreement and except as would not result in a violation of the Securities Act. The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in accordance with the provisions of the Shareholder Agreement or pursuant to and in accordance with the Securities Act or other applicable securities laws. 3.2 Information. The Purchaser has had the opportunity to review this Agreement and the SEC Documents and has been afforded (i) the opportunity to ask questions of the Company, (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment, and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the SEC Documents and the Company’s representations and warranties contained in the Agreement. 3.3 Acknowledgement of Risk. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such

12 investment. The Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment 3.4 Authorization; Enforcement. The Purchaser is either an individual or an entity that has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally. 3.5 Accredited Investor. At the time the Purchaser was offered the Shares, it was, and as of the date hereof it is either (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act; or (iii) to the extent the Purchaser is an Israeli investor, such Israeli investor is either: (A) listed in the First Addendum to the Israeli Securities Law, 5728-1968 (the “Israeli Securities Law” and the “Addendum”, respectively) and who submits written confirmation to the Company that the investor (1) falls within the scope of the Addendum and (2) is acquiring the Shares for investment for its own account or, if applicable, for investment for clients who are investors listed in the Addendum and in any event not as a nominee, market maker or agent and not with a view to, or for the resale in connection with, any distribution thereof (“Israeli Accredited Investors”); or (B) referenced in Sections 15A(b)(2) and 15A(b)(3) of the Israeli Securities Law. 3.6 Independent Investment Decision. The Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Shares constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in their sole discretion, has deemed necessary or appropriate in connection with the purchase of the Shares. 3.7 Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser. 3.8 CFIUS Related Matters. The factual matters outlined in Exhibit 3.8 as relates to the Purchaser and the contemplated submission to CFIUS concerning the transactions contemplated hereby are true and accurate. ARTICLE 4 COVENANTS 4.1 Reporting Status. The Ordinary Shares are registered under Section 12 of the Exchange Act. During the Registration Period, the Company will timely file all documents with the SEC, and the Company will not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination. 4.2 Expenses. The Company and the Purchaser shall be liable for, and will pay, its own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including, without limitation, attorneys’ and consultants’ fees and expenses.

13 4.3 Financial Information. The financial statements of the Company to be included in any documents filed with the SEC have been or will be prepared in accordance with U.S. GAAP, consistently applied (except as may be otherwise indicated in such financial statements or the notes thereto) and fairly present or will fairly present in all material respects the financial position of the Company and results of its operations and cash flows as of, and for the periods covered by, such financial statements (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). 4.4 Securities Laws Disclosure; Publicity. On or before the market open on the second Business Day following the date hereof, the Company shall furnish (a) a Form 6-K with the SEC describing the terms of the transactions contemplated by this Agreement and including as exhibits to such Form 6-K the form of this Agreement, in the forms required by the Exchange Act; provided, from and after the furnishing of such Form 6-K or, if sooner, upon the Company’s issuance of a press release describing the terms of the transactions contemplated by this Agreement, the Company represents to the Purchaser that it shall have publicly disclosed the material terms and conditions of the transactions contemplated by this Agreement; and (b) a Form 6-K or press release with the SEC disclosing any and all material, non-public information Purchasers received from the Company or any of its officers, directors, employees, agents or any other person acting at the direction of the Company. 4.5 Sales by Purchasers. The Purchaser will only sell any Shares held by it in compliance with applicable prospectus delivery requirements, if any, or otherwise in compliance with the requirements for an exemption from registration under the Securities Act and the rules and regulations promulgated thereunder. The Purchaser will not make any sale, transfer or other disposition of the Shares in violation of any Israeli, U.S. federal and state laws or foreign law. 4.6 Reserved. 4.7 Reserved. 4.8 Reserved. 4.9 CFIUS Notification, Approval, and Mitigation. (a) Each party hereto shall, and shall cause its Affiliates to, use its reasonable best efforts to obtain CFIUS Clearance. Such reasonable best efforts shall include, without limitation, (i) promptly (and not later than [15] business days after the date hereof, unless otherwise agreed by the parties) filing a declaration with CFIUS in accordance with the DPA (the “Declaration”) with respect to the transactions contemplated by this Agreement; (ii) promptly (and no later than [15] business days after the receipt by the parties of written notification (including by e-mail) from CFIUS that based on its assessment of the Declaration, CFIUS requests that the parties file a notice of the transactions contemplated by this Agreement, file with CFIUS a notice of the transactions contemplated by this Agreement in accordance with the DPA; (iii) undertaking reasonable best efforts to cooperate in all respects with each other in connection with obtaining CFIUS Clearance, including in drafting and filing of a Declaration and notice, as applicable, in responding to any request for information made by CFIUS in connection with the CFIUS assessment, review or investigation of the transactions contemplated by this Agreement within the timeframes set forth in the DPA or as otherwise permitted by CFIUS; (iv) promptly inform each other of any material communication with CFIUS; (v) permit each other to review any communication by the other, and consult with the other in advance of any planned meeting or conference, with CFIUS, and, to the extent permitted by CFIUS, grant each other the opportunity to attend and participate in any such planned meeting or conference, provided that neither the Purchaser nor the Company shall be obligated to disclose to the other any communication to CFIUS that the Purchaser or the Company considers to be proprietary or confidential or that would violate any applicable Laws; (v) negotiating in good faith with CFIUS to resolve any national security concerns that CFIUS has identified in connection with the transactions contemplated by this Agreement; and (vi) taking or committing to take any

14 mitigation measures required by CFIUS as a condition of CFIUS concluding all action under the DPA with respect to the transactions contemplated by this Agreement (“CFIUS Mitigation Measures”), provided, however, nothing in this Section 4.9(a) shall require either Party or their respective Affiliates to propose, consent to, undertake or agree to any burdensome modification or waiver of the material terms and conditions of this Agreement or any other requirement that otherwise would reasonably be expected to materially impact the anticipated economic benefits of the transaction contemplated by this Agreement (a “Burdensome Condition”), and it is agreed that a Burdensome Condition shall not include any restriction or limitation on the access (or right of access) of any Fortissimo Designee or Observer, any Fortissimo Shareholder, or any of their respective Affiliates (as each of such terms are defined in the Shareholder Agreement) to any information, records or personnel of the Company and/or its subsidiaries; provided further, however, the parties agree to cooperate in the performance of any CFIUS Mitigation Measures that do not, individually or taken together, constitute a Burdensome Condition). (b) The Purchaser and Company shall use their commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with each other in doing, all commercially reasonable actions necessary, proper, or advisable to obtain CFIUS Clearance. None of the parties shall take any action that would reasonably be expected to materially prevent, delay, or impede the CFIUS Clearance without the written consent of the other party. 4.10 Company Conduct of Business. (a) From the date of this Agreement through the earlier of the Closing or the termination of this Agreement in accordance with its terms, except (x) as otherwise contemplated by this Agreement, (y) as required by applicable law or (z) as otherwise consented to in writing by the Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall use commercially reasonable efforts to conduct its business in the ordinary course of business and preserve intact its present operations, and the Company shall not, and shall cause its subsidiaries not to, directly or indirectly, do any of the following: (i) (A) issue, sell, encumber or grant any shares or other equity or voting interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares of its capital stock or other equity or voting interests, or any rights, warrants or options to purchase any shares of its capital stock or other equity or voting interests; provided that the Company may issue or grant Ordinary Shares, options, or other securities in the ordinary course of business consistent with past practice under any Company Plans in effect on the date of this Agreement or as required pursuant to equity awards or obligations under any Company Plans outstanding on the date of this Agreement or in connection with any acquisition of, or investment in, or material divestiture of, any properties, assets, securities or business (including by merger) in the ordinary course of business, (B) redeem, purchase or otherwise acquire any of its outstanding share capital or other equity or voting interests, or any rights, warrants or options to acquire any of it outstanding share capital or other equity or voting interests, (C) establish a record date for, declare, set aside for payment or pay any dividend on, or many any other distribution in respect of, any outstanding share capital or other equity or voting interest, other than dividends and distributions by a wholly owned subsidiary of the Company to its direct or indirect parent, or (D) split, combine, subdivide or reclassify any of its share capital or other equity or voting interests; (ii) issue, sell, or agree to sell any Ordinary Shares (or instruments convertible into Ordinary Shares) to any third party investors which were previously disclosed to the Purchaser; (iii) enter into, or acquire, any material new line of business outside the 3D printing business generally (including without limitation printers, software, materials, services) or make any material change in any line of business in which it engages as of the date of this Agreement, or, except in the ordinary course of business, make any material acquisition of, or investment in, or material divestiture of, any properties, assets, securities or business (including by merger), except in the ordinary course of business;

15 (iv) grant to any Person any governance rights (such as veto rights) with respect to the operation or composition of the Board that would reasonably be expected to materially affect the governance of the Company following the Closing; (v) authorize or effect any amendment to the articles of association, memorandum of association, charter or by-laws, partnership agreement or operating agreement or similar organizational documents of any of the Company or its subsidiaries; or (vi) merge or consolidate with any other Person, or restructure, reorganize or completely or partially liquidate or dissolve or adopt a plan of complete or partial liquidation, dissolution, recapitalization, restructuring or other reorganization, other than in respect of any dormant subsidiaries of the Company. 4.11 Confidentiality. As used herein, “Confidential Information” means all confidential information disclosed by a party (the “Disclosing Party”) to the other party (“Receiving Party”), whether orally or in writing, that is designated as confidential or that reasonably should be understood to be confidential given the nature of the information and the circumstances of disclosure. The Receiving Party shall not disclose any Confidential Information of the other without the Disclosing Party’s written consent unless required to do so by applicable law or a governmental authority with competent jurisdiction. The confidentiality obligations hereunder shall survive the termination of this Agreement. ARTICLE 5 CONDITIONS TO CLOSING 5.1 Conditions to Obligations of the Company. The Company’s obligation to complete the purchase and sale of the Shares to the Purchaser at the Closing is subject to the waiver by the Company or fulfillment as of the Closing Date of the following conditions: (a) Receipt of Funds. The Company shall have received immediately available funds in the full amount of the Aggregate Purchase Price (Wire Amount) for the Shares being purchased at the Closing. (b) Representations and Warranties. The representations and warranties made by the Purchaser in Article 3 shall be true and correct in all material respects (or, to the extent representations or warranties are qualified by materiality, in all respects) as of the Closing Date (unless made as of a specified date therein, which such representations and warranties shall be true and correct in all material respects (or, to the extent such representations and warranties are qualified by materiality, in all respects) as of such date). (c) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects. (d) Blue Sky. The Company shall have obtained all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of the Shares. (e) Nasdaq Qualification. The Company shall have filed with Nasdaq a Listing of Additional Shares notice form for the listing of the Shares and shall not have received any objection to such notice from Nasdaq.

16 (f) Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official. (g) No Governmental Prohibition. The sale of the Shares by the Company shall not be prohibited by any law or governmental order or regulation. (h) Shareholder Agreement. The Purchaser shall deliver to the Company a duly executed counterparty to the Shareholder Agreement. 5.2 Conditions to Purchasers’ Obligations. The Purchaser’s obligation to complete the purchase and sale of the Shares is subject to the waiver by the Purchaser or fulfillment as of the Closing Date of the following conditions: (a) Representations and Warranties. The representations and warranties made by the Company in Article 2 shall be true and correct in all material respects (or, to the extent representations or warranties are qualified by materiality, in all respects) as of the Closing Date (unless made as of a specified date therein, which such representations and warranties shall be true and correct in all material respects (or, to the extent such representations and warranties are qualified by materiality, in all respects) as of such date). (b) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects. (c) Blue Sky. The Company shall have obtained all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state or foreign or other jurisdiction for the offer and sale of the Shares. (d) Nasdaq Qualification. The Shares shall be duly authorized for listing by Nasdaq, subject to official notice of issuance, to the extent required by the rules of Nasdaq. (e) No Governmental Prohibition. The sale of the Shares by the Company shall not be prohibited by any law or governmental order or regulation. (f) No Material Adverse Change. There shall not have occurred any Material Adverse Change, or any development that could reasonably be expected to result in a Material Adverse Change, as of the Closing. (g) Transfer Agent Instructions. The Company shall have delivered to the Transfer Agent irrevocable instructions to issue to the Purchaser or in such nominee name(s) as designated by the Purchaser in writing. (h) Authorizations and Consents. The Company shall have obtained any and all authorizations, consents, permits, approvals, registrations and waivers necessary for the consummation of the purchase and sale of the Shares and the consummation of the other transactions contemplated by this Agreement, all of which shall be in full force and effect. (i) No Stop Orders. No stop order shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Ordinary Shares, other than stop orders imposed by Nasdaq that are only temporary. (j) Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official.

17 (k) No Other Agreements. The Company shall not have entered into any securities purchase agreement, subscription agreement, side letter or similar agreement or understanding with any other person in connection with the transactions contemplated herein, and no person shall have received terms in respect of its purchase of any of the Shares that are more favorable than those of the Purchaser. (l) CFIUS. The CFIUS Waiting Period shall have expired and a CFIUS Notification Event, CFIUS Suspension, or CFIUS Turndown shall have not occurred. (m) Shareholder Agreement. The Company shall deliver to the Purchaser a duly executed counterparty to the Shareholder Agreement. (n) Shareholder Rights Plan. The Board shall have adopted resolutions substantially in the form attached hereto as Schedule 5.2(s) (the “Rights Plan Amendment Resolutions”), amending the Company's Shareholder Rights Agreement with the Transfer Agent, dated December 21, 2023, as amended on December 19, 2024 (the “Rights Plan”). (o) Purchaser Designees; Observer. The (i) Purchaser Initial Designee (as such term is defined in the Shareholders Agreement) shall have been appointed to the Board and the Board shall have approved the Purchaser Second Designee (as such term is defined in the Shareholders Agreement) (ii) the Observer (as such term is defined in the Shareholders Agreement) shall have been appointed and accepted by the Board. (p) No Material Adverse Change. Since the date hereof, there shall not have occurred a Material Adverse Change that is continuing. (q) Officer’s Certificate. At the Closing, the Purchaser shall have received a certificate signed by the Chief Financial Officer of the Company, in form and substance reasonably satisfactory to the Purchaser, (i) certifying the resolutions of the Board or a duly authorized committee thereof approving this Agreement and all of the transactions contemplated hereunder, (ii) certifying the current versions of the Company’s Articles of Association and (iii) attaching a certificate evidencing the good standing of the Company in Israel, as of a date within five (5) Business Days of the Closing Date. (r) Compliance Certificate. At the Closing, the Purchaser shall have received a certificate, in form and substance reasonably satisfactory to the Purchaser, signed by the Chief Executive Officer of the Company certifying to the fulfillment of the conditions set forth in Section 5(a) – (l), (n) and (o). ARTICLE 6 DEFINITIONS Unless otherwise defined elsewhere in this Agreement, the capitalized terms used herein shall have the following definitions: 6.1 “Affiliate” means, with respect to any Person (as defined below), any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing). 6.2 “Board” means the board of directors of the Company.

18 6.3 “Business Day” means any day that is not a Saturday, a Sunday or other day on which commercial banks in the City of New York, New York are authorized or required by law to be closed, and commercial banks in Tel- Aviv, Israel are required by law to be closed. 6.4 “Companies Law” means the Israeli Companies Law, 5759-1999, as amended 6.5 “CFIUS” means the Committee on Foreign Investment in the United States and each member agency thereof acting in such capacity. 6.6 “CFIUS Clearance” means that, following the filing of a Declaration or a notice with respect to the transactions contemplated by this Agreement, the Purchaser and the Company shall have received written notice from CFIUS stating that: (i) CFIUS has concluded that the transaction contemplated by this Agreement is not a “covered transaction” and not subject to review under the DPA; (ii) CFIUS has completed its assessment of the Declaration or its review or investigation of a notice submitted with respect to the transactions contemplated by this Agreement and (A) has concluded all action under the DPA with respect with the transactions contemplated by this Agreement or (B) solely with respect to a Declaration, is not able to complete action under the DPA and notified the parties that they may file a written notice under 31 C.F.R. Part 800; or (iii) CFIUS has sent a report to the President of the United States (the “President”) requesting the President’s decision and the President has announced a decision not to take any action to suspend, prohibit or place any limitations on the transactions contemplated by this Agreement. 6.7 “CFIUS Notification Event” shall be deemed to have occurred if CFIUS notifies the Purchaser or Company that CFIUS intends to send or has sent a report to the President recommending that the President act to suspend or prohibit the transactions contemplated by this Agreement. 6.8 “CFIUS Suspension” shall be deemed to have occurred if (i) CFIUS has expressly requested that the parties not close the transactions contemplated by this Agreement until CFIUS has completed its assessment, review, or investigation of the transactions contemplated by this Agreement or (ii) CFIUS otherwise suspends the transactions contemplated by this Agreement pursuant to the DPA. 6.9 “CFIUS Turndown” is deemed to have occurred if (i) the President takes action to suspend or prohibit the transactions contemplated by this Agreement pursuant to the DPA, or (b) at any time after a CFIUS Notification Event, the Purchaser makes a determination in good faith that CFIUS Clearance is unlikely to be obtained without having to accept a Burdensome Condition and provides the Company with written notice of such determination. 6.10 “CFIUS Waiting Period” means the 30-calendar day period beginning on the date that CFIUS notifies the parties that it has accepted the submission of the Declaration or notice in accordance with 31 C.F.R. § 800.405 or 31 C.F.R. § 800.503, as applicable, regarding the transactions contemplated by this Agreement. 6.11 “DPA” means Section 721 of the U.S, Defense Production Act of 1950, as amended (50 U.S.C. §4565), and all rules and regulations issued and effective thereunder. 6.12 “Exchange Act” means the Securities Exchange Act of 1934, as amended. 6.13 “Governmental Authority” means any: (a) multinational or supranational body exercising legislative, judicial or regulatory powers; (b) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (c) national, federal, state, provincial, local, municipal, non-U.S. or other government; (d) instrumentality, subdivision, department, ministry, board, court, administrative agency or commission, or other governmental entity, authority or instrumentality or political subdivision thereof; or (e) any

19 quasi-governmental exercising any executive, legislative, judicial, regulatory, taxing, importing or other governmental functions 6.14 “Material Adverse Change” means a material adverse change, or any development that could be expected to result in a material adverse change, in (A) the condition (financial or otherwise), business, properties, operations, operating results, assets, liabilities or shareholders’ equity, of the Company and its subsidiaries, considered as one entity or (B) the ability of the Company to consummate the transactions contemplated by this Agreement or perform its obligations hereunder, other than, in respect of clause (A) above, any change, effect, event, occurrence, condition, development or state of facts arising from or relating to, (i) changes or conditions generally affecting the industries or markets related to the business of the Company; (ii) changes in law, rules, regulations, orders, or other binding directives issued by any Governmental Authority or any changes in GAAP; (iii) the taking of any action contemplated by this Agreement and the other agreements contemplated hereby (including, without limitation, the taking of any action with the consent of Purchaser) any action or failure to take action which action or failure to act is requested in writing by Purchaser; (v) any changes in general Israeli, United States or global political or economic conditions; or (vi) any “act of God,” including, but not limited to, pandemics, weather, natural disasters and earthquakes; provided, that, with respect to the events set forth in sub-clauses (i) through (v), such event(s) do not have or would not reasonably be expected to have a disproportionate adverse effect on the Company as a whole relative to other similarly situated companies in the industry or region in which the Company operates. 6.15 “Nasdaq” means The Nasdaq Stock Market LLC. 6.16 “Ordinary Shares” means the ordinary shares, par value NIS 0.01 per share, of the Company. 6.17 “Per Share Purchase Price” means $10.30. 6.18 “Person” means any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether Israeli, U.S. federal, and state, foreign local or otherwise). 6.19 “Post-Closing CFIUS Turndown” shall occur if, at any time following the Closing but prior to the receipt of the CFIUS Clearance (i) the President takes action to prohibit the transactions contemplated by this Agreement pursuant to the DPA, or (ii) CFIUS has informed the parties in writing that it has unresolved national security concerns with respect to the transactions contemplated by this Agreement and that it intends to refer the matter to the President unless (x) the parties abandon the transactions contemplated by this Agreement or (y) a Burdensome Condition is imposed. 6.20 “Principal Market” means the Nasdaq Global Select Market or such other national securities exchange on which the Ordinary Shares, including any Shares, are then listed. 6.21 “Rule 144” means Rule 144 promulgated under the Securities Act, or any successor rule. 6.22 “SEC” means the United States Securities and Exchange Commission. 6.23 “SEC Documents” the reports, schedules, forms, statements and other documents filed by the Company with the SEC, pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein. 6.24 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute.

20 6.25 “Shareholder Agreement” shall mean the Shareholder Agreement in the form set forth in Exhibit A, to be entered into at the Closing. 6.26 “Transfer Agent” means Continental Stock Transfer & Trust Company. ARTICLE 7 GOVERNING LAW; MISCELLANEOUS 7.1 Governing Law; Jurisdiction. This Agreement will be governed by and interpreted in accordance with the laws of the State of Israel without regard to the principles of conflict of laws (whether of the State of Israel or any other jurisdiction) which would result in the application of the laws of any other jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the competent courts of Tel Aviv, Israel. 7.2 Counterparts; Signatures by Facsimile. This Agreement may be executed in counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties. 7.3 Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation. 7.4 Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof. 7.5 Entire Agreement; Amendments. This Agreement (including all schedules and exhibits hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements, including the Mutual Non-Disclosure Agreement, dated January 1, 2025, between the parties, and understandings among the parties hereto with respect to the subject matter hereof. No waiver hereunder shall be effective unless in writing and signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Any amendment or waiver by a party effected in accordance with this Section 7.5 shall be binding upon such party, including with respect to any Shares purchased under this Agreement at the time outstanding and held by such party and each future holder of all such Shares. 7.6 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by email or facsimile if sent during normal business hours of the recipient, and if sent at a time other than during normal business hours of the recipient, then on the next Business Day (provided, with respect to notices sent by email so long as such sent email is kept on file by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such email could not be delivered to such recipient), (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. The addresses for such communications are:

21 If to the Company: Stratasys Ltd. 1 Holzman St. Science Park Rehovot, Israel Attention: Vered Ben Jacob, Chief Legal Officer Email: vered.benjacob@stratasys.com With a copy to: Meitar Law Offices Abba Hillel Silver Road 16 Ramat Gan 5250608, Israel Attn: J. David Chertok, Adv., David S. Glatt, Adv. and Jonathan Atha Email: dchertok@meitar.com, dglatt@meitar.com and jonathana@meitar.com If to the Purchaser: Fortissimo Capital Fund VI, L.P. 30 Ha’arbaa Street Tel Aviv, Israel Attention: Marc Lesnick Email: marc@ffcapital.com With a copy to: Gornitzky & Co. Vitania Tel-Aviv Tower 20 Ha’Harash Street Tel Aviv, Israel 6761310 Attn: Chaim Friedland, Adv. and Nir Knoll, Adv. E-mail: friedland@gornitzky.com and nirk@gornitzky.com 7.7 Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns. The Company will not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser except in connection with a change of control of the Company pursuant to which the acquiror assumes the Company’s obligations with respect to any Shares outstanding following such change of control. The Purchaser may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company, except to such Purchaser’s Affiliates. 7.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto, their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person. 7.9 Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby. 7.10 No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. 7.11 Equitable Relief. The Company recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Purchaser. The Company therefore

22 agrees that the Purchaser is entitled to seek temporary and permanent injunctive relief in any such case. The Purchaser also recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Company. The Purchaser therefore agrees that the Company is entitled to seek temporary and permanent injunctive relief in any such case. 7.12 Survival of Representations and Warranties. Notwithstanding any investigation made by any party to this Agreement, all representations and warranties made by the Company and the Purchaser herein shall survive for a period of one year following the Closing. 7.13 Post-Closing CFIUS Turndown. ln the event that a Post-Closing CFIUS Turndown occurs, the Company will cooperate with Purchaser on the processes and actions by which the parties hereto will handle such Post-Closing CFIUS Turndown as specified in Exhibit 7.13 hereto. 7.14 Additional Termination Events. (a) In addition to the provisions set forth in Section 1.1(b), this Agreement may be terminated at any time prior to the Closing: (i) by mutual written consent of the Purchaser and the Company; (ii) by the Company by notice to the Purchaser, if the Purchaser shall have materially breached, or failed to perform in any material respect, any of its representations, warranties, covenants or other agreements contained in this Agreement, and such breach or failure has not been cured prior to the date that is thirty (30) days from the date that the Purchaser is notified in writing by the Company of such breach or failure to perform; provided, however, that the right to terminate this Agreement under this provision shall not be available to the Company if it has materially breached any representation, warranty, covenant or other agreement contained herein; or (iii) by the Purchaser by notice to the Company, if the Company shall have materially breached, or failed to perform in any material respect, any of its representations, warranties, covenants or other agreements contained in this Agreement, and such breach or failure has not been cured prior to the date that is thirty (30) days from the date that the Company is notified in writing by the Purchaser of such breach or failure to perform; provided, however, that the right to terminate this Agreement under this provision shall not be available to the Purchaser if it has materially breached any representation, warranty, covenant or other agreement contained herein. (b) If this Agreement is terminated and the transactions contemplated hereby are terminated as described in Section 7.14(a), this Agreement shall be of no further force and effect, except for the following provisions each of which shall survive termination hereof: (i) this Section 7.14; (ii) Section 4.11; and (iii) Article 6 and this Article 7, in each case to the extent applicable. (c) Notwithstanding any termination, each party shall retain all rights and remedies available at law or in equity for any breach of this Agreement occurring prior to termination. [Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed as of the date first above written. STRATASYS LTD. By: /s/ Yoav Zeif Name: Yoav Zeif Title: Chief Executive Officer By: /s/ Eitan Zamir Name: Eitan Zamir Title: Chief Financial Officer

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed as of the date first above written. PURCHASER: FORTISSIMO CAPITAL FUND VI, L.P. BY: FORTISSIMO CAPITAL VI GP, L.P. ITS GENERAL PARTNER BY: FORTISSIMO CAPITAL 6 MANAGEMENT (G.P.) LTD. ITS GENERAL PARTNER By: /s/ Yuval Cohen Name: Yuval Cohen Title: Director

EXHIBITS AND SCHEDULES TO THE STRATASYS-FORTISSIMO SECURITIES PURCHASE AGREEMENT, DATED FEBRUARY 2, 2025 EXHIBIT 3.8 TO THE SECURITIES PURCHASE AGREEMENT [List of CFIUS-related representations of Purchaser] ********************************************* EXHIBIT 7.13 TO THE SECURITIES PURCHASE AGREEMENT ln the event that a Post-Closing CFIUS Turndown occurs, the Company will cooperate with Purchaser to allow Purchaser to sell or otherwise divest the Ordinary Shares (including by waiver of the Restricted Period pursuant to Sections 4.1(a) and 4.1(b) (other than with respect to the entities listed in Schedule 7.13 hereto) of the Shareholder Agreement), and to the extent that a Post-Closing CFIUS Turndown occurs prior to December 31, 2025 then, subject to applicable law, the Purchaser shall have the right to cause the Company to repurchase up to half of the Shares held by the Purchaser for the Per Share Purchase Price (the “Share Divestment”). In the event of a Post-Closing CFIUS Turndown, Company will waive any restrictions to transfer (other than with respect to the entities listed in Schedule 7.13 hereto) and take all commercially reasonable actions in connection with such Share Divestment, including taking all actions to promptly register the resale of the Shares with the SEC. ********************************************* SCHEDULE 7.13 TO THE SECURITIES PURCHASE AGREEMENT [List of Entities]